Exhibit 99.1
FOR IMMEDIATE RELEASE

MaxLinear, Inc. Announces Second Quarter 2017 Financial Results

Second Quarter 2017 GAAP Revenue of $104.2 million, net of a $5.2 million revenue elimination under purchase accounting
GAAP Diluted Earnings per Share of $0.16
and Non-GAAP Diluted Earnings per Share of $0.35
Carlsbad, Calif. – August 8, 2017 – MaxLinear, Inc. (NYSE: MXL), a leading provider of radio-frequency, mixed-signal and high-performance analog integrated circuits for the connected home, wired and wireless infrastructure, and industrial and multi-market applications, today announced financial results for the second quarter ended June 30, 2017.
Management Commentary
“We are pleased to announce the financial results of a very exciting second quarter in 2017. In the second quarter, we delivered record GAAP revenue of $104.2 million, even after a $5.2 million revenue elimination under acquisition-related purchase price accounting. Our strong revenue results were driven by sequential growth in both our network infrastructure and connected home applications, and included initial contributions from our recent acquisitions of Marvell's G.hn wireless connectivity business, and Exar Corporation, or Exar. With the addition of the G.hn wireline connectivity assets acquired from Marvell, we are better positioned to address the needs of our connected home partners, while significantly expanding our served addressable market for connectivity solutions beyond MoCA. Exar's high-performance analog product portfolio, consisting of power management and interface solutions, is highly complementary to MaxLinear's organically developed broadband RF and mixed-signal digital SoC platform capabilities. As a result, we are uniquely positioned to address the analog and mixed-signal needs of an increasingly diverse tier-1 customer base with technology platforms spanning consumer, broadband, industrial, automotive, and network infrastructure markets. We are also pleased to have made prepayments of $30.0 million against our term loan of $425.0 million in July and August 2017,” commented Kishore Seendripu, Ph.D., Chairman and CEO.
Second Quarter Financial Highlights
GAAP basis:
The second quarter 2017 results were uniquely influenced by the acquisitions and related purchase price accounting impacts of Marvell’s G.hn business in April 2017 and Exar in May 2017, the $425.0 million term loan issuance to fund the Exar transaction, and a large non-cash income tax benefit resulting from release of the valuation allowance against our U.S. federal deferred tax assets during the three months ended June 30, 2017.

•
Net revenue increased to $104.2 million, which was impacted by elimination of Exar's deferred revenue of $5.2 million under acquisition accounting, and which was up 17% sequentially and 2% year-on-year.

•
GAAP gross margin was 49.1%, which was impacted by elimination of Exar's deferred profit of $3.9 million under acquisition accounting as well as amortization of inventory step-ups to fair value and acquired intangibles totaling $11.9 million, compared to 59.6% in the prior quarter, and 61.9% in the year ago quarter.

•
GAAP operating expenses, inclusive of partial quarter contributions from the Marvell G.hn and Exar acquisitions and related purchase price accounting impacts, were $66.9 million in the second quarter 2017, or 64% of revenue, compared to $42.5 million in the prior quarter, and $40.5 million in the year ago quarter.

•	GAAP pre-tax losses were 17.8% of revenue, compared to income that was 11.8% of revenue in the prior quarter, and income that was 22.3% of revenue in the year ago quarter.

•
GAAP tax benefit was $29.5 million or 159.1% of pre-tax loss, and was impacted by $50.1 million of reversal of a valuation allowance against certain of our deferred tax assets (with $45.3 million of discrete benefit in the quarter).

•	GAAP net income was $11.0 million, compared to $8.5 million in the prior quarter, and $22.6 million in the year ago quarter.

•	GAAP diluted earnings per share were $0.16, compared to $0.12 in the prior quarter, and $0.33 in the year ago quarter.
Non-GAAP basis:

•
Non-GAAP gross margin was 64.4%, when calculated on GAAP revenue of $104.2 million, or 61.3% when calculated to adjust for the $5.2 million of deferred revenue eliminated under Exar acquisition accounting, which was the basis for prior guidance. This compares to 62.7% in the prior quarter, and 63.8% in the year ago quarter.

•	Non-GAAP operating expenses were $36.9 million, or 35.4% of revenue, compared to $30.1 million or 33.8% of revenue in the prior quarter, and $30.6 million and 30.1% of revenue in the year ago quarter.

•	Non-GAAP pre-tax margin was 26.4% of revenue, compared to 28.9% in the prior quarter, and 34.1% in the year ago quarter.

•	Non-GAAP effective tax rate was 10.1% of non-GAAP pre-tax income and reflects the tax rate on expected cash taxes, compared to 9.9% in the prior quarter, and 2.2% in the year ago quarter

•	Non-GAAP net income was $24.7 million, compared to $23.2 million in the prior quarter, and $33.9 million in the year ago quarter.

•	Non-GAAP diluted earnings per share were $0.35, compared to $0.33 in the prior quarter, and $0.50 in the year ago quarter.

Second Quarter 2017 Business Highlights

•	Completed the acquisition of G.hn Business from Marvell in April 2017 for $21.0 million cash, expanding portfolio of connected home wireline backbone solutions.

•
Completed the acquisition of Exar Corporation in May 2017 for $452.3 million, net of Exar's $235.8 million of cash at close, plus $4.6 million in assumed vested stock-based awards for total consideration of $692.7 million, funded with a $425.0 million term loan facility.

•	Wave-2 G.hn Technology chosen by Comtrend for new powerline adapter with data rates up to 2 Gbps.

•	Commenced production shipments of our technology leading highly integrated 28nm CMOS Microwave backhaul RF solution addressing 5 to 45Ghz frequencies.

•	Commenced production shipments of EXAR force-touch solution into HTC's flagship u11 smartphone.

•	Commenced production shipments of EXAR's point-of-load ("POL") power management solutions into tier-1 server platforms.

•	Commenced shipments of technology leading MOCA 2.5 products with data rates up to 3 Gbps.

•	Commenced production ramp of 1st DOCSIS 3.1 platform for major US cable operator.

•	Commenced production ramp of G.Now solution with a major Asian telco.

•	Achieved milestone of shipping 7M digital channel stacking components.

•	Initial sampling of industry’s first integrated tuner + ATSC demod for the US, Mexican, and South Korean markets.

•	Commenced volume shipments of mmWave backhaul modem solution to a tier-1 Chinese OEM customer.

Third Quarter 2017 Business Outlook
The company expects revenue in the third quarter to be in the range of $114 million to $118 million, and also estimates the following:

•	GAAP and non-GAAP gross margin of approximately 45% and 61%, respectively.

•	GAAP and non-GAAP operating expenses of approximately $62 million and $41 million, respectively.

•	GAAP and non-GAAP cash tax rates of approximately 36.5% and 10%, respectively.

Webcast and Conference Call
MaxLinear will host its second quarter financial results conference call today, August 8, 2017 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access this call, dial US toll free: 1-877-407-3109 / International: 1-201-493-6798. A live webcast of the conference call will be accessible from the investor relations section of the MaxLinear website at http://investors.maxlinear.com, and will be archived and available after the call at http://investors.maxlinear.com until August 22, 2017. A replay of the conference call will also be available until August 22, 2017 by dialing US toll free: 1-877-660-6853 / International: 1-201-612-7415 and Conference ID#: 13653123.

Cautionary Note Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance (including our current guidance for third quarter 2017 revenue and gross margin). These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. In particular, our future operating results are substantially dependent on our assumptions about market trends and conditions and our expectations with respect to recently completed acquisitions. With respect to recently completed acquisitions, we face particular risks associated with our ability to integrate the acquired businesses and maintain relationships with employees, customers, and vendors. Exar’s target markets and business operations differ substantially from those of MaxLinear, and we may be unable to realize anticipated strategic, financial, and operating synergies to the same relative extent as we were able to achieve in other recent acquisitions. In addition, our decisions with respect to all our acquisitions were based on management’s current expectations with respect to the size of the available markets and growth opportunities presented by these acquisitions, all of which are subject to material risks and uncertainties. In connection with the acquisition of Exar, we incurred substantial acquisition-related indebtedness, which materially changed our financial profile and presents specific risks relating to our ability to service interest and principal payments and limitations on our operating flexibility based on operating covenants in the applicable term loan agreements, including (without limitation) debt covenant restrictions that limit our ability to obtain additional financing, issue guarantees, create liens, make certain restricted payments or repay certain obligations or to pursue future acquisitions. Additional risks and uncertainties arising from our operations generally and our recently completed acquisitions include intense competition in our industry; our dependence on a limited number of customers for a substantial portion of our revenues; uncertainties concerning how end user markets for our products will develop; potential uncertainties arising from continued consolidation among cable television and satellite operators in our target markets and continued consolidation among competitors within the semiconductor industry generally; our ability to develop and introduce new and enhanced products on a timely basis and achieve market acceptance of those products, particularly as we seek to expand outside of our historic markets; potential decreases in average selling prices for our products; risks relating to intellectual property protection and the prevalence of intellectual property litigation in our industry; indemnification obligations of Exar arising from a recent divestiture; the impact on our financial condition of the incurred acquisition indebtedness and cash usage arising from the Exar transaction; our reliance on a limited number of third party manufacturers; and our lack of long-term supply contracts and dependence on limited sources of supply. In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (SEC), including our most recent Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on February 9, 2017, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, and our Current Reports on Form 8-K, as well as the information to be set forth under the caption “Risk Factors” in MaxLinear’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, which we expect to file shortly. All forward-looking statements are based on the estimates, projections and assumptions of management as of August 8, 2017, and MaxLinear is under no obligation (and expressly disclaims any such obligation) to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.
Use of Non-GAAP Financial Measures
To supplement our unaudited consolidated financial statements presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross margin, operating expenses, operating expenses as a percentage of revenue, pre-tax margins, effective tax rate, net income and diluted earnings per share. These supplemental measures include the gross margin impact of Exar's deferred profit eliminated in purchase price accounting and exclude the effects of (i) stock-based compensation expense; (ii) an accrual related to our performance based bonus plan for 2017, which we currently intend to settle in shares of our common stock; (iii) accruals related to our performance based bonus plan for 2016, which we settled in shares of our class A common stock in 2016 and 2017; (iv) amortization of purchased intangible assets and inventory step up; (v) depreciation of fixed assets step-up; (vi) restricted merger proceeds and contingent consideration and incentive award; (vii) acquisition and integration costs related to our recently completed acquisitions; (viii) professional fees and settlement costs related to our previously disclosed IP and commercial litigation matters; (ix) severance and other restructuring charges; and (x) non-cash income tax benefits and expenses. These non-GAAP measures are not in accordance with and do not serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and other one-time expenses that are not indicative of our core operating results. Among other uses, our management uses non-GAAP measures to compare our performance relative to forecasts and strategic plans and to benchmark our performance externally against competitors. In addition, management’s incentive compensation will be determined in part using these non-GAAP measures because we believe non-GAAP measures better reflect our core operating performance.
The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:
Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Our equity incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. Stock-based compensation expense has been and will continue to be a significant recurring expense for MaxLinear.
Bonuses under our executive and non-executive bonus programs have been excluded from our non-GAAP net income for all periods reported. Bonus payments for the first and second half of the 2016 performance periods were settled through the issuance of shares of Class A common stock under our equity incentive plans in August 2016 and February 2017, respectively. We currently expect that bonus awards under our fiscal 2017 program will be settled in common stock in the first quarter of fiscal 2018. While we include the dilutive impact of equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income.
Expenses incurred in relation to acquisitions include amortization of purchased intangible assets and step-up of inventory to fair value, depreciation of step-up of property and equipment to fair value, acquisition and integration costs primarily consisting of professional and consulting fees, incentive awards, and restricted merger proceeds which represent the change in fair value of contingent consideration related to a 2014 acquisition and one-time impact on gross margin from elimination of Exar's deferred profit in purchase price accounting.
Restructuring charges incurred are related to our restructuring plans which address issues primarily relating to the integration of the Company and acquired businesses or internal operations and primarily include severance and restructuring costs related to exiting certain facilities.
Expenses incurred in relation to our intellectual property and commercial litigation include professional fees incurred.
Income tax benefits and expenses that do not affect cash income taxes payable.
Reconciliations of non-GAAP measures for the historic periods disclosed in this press release appear below. Because of the inherent uncertainty associated with our ability to project future charges, particularly related to stock-based compensation and its related tax effects as well as potential impairments, we have not provided a reconciliation for non-GAAP guidance provided for the third quarter 2017.
About MaxLinear, Inc.

MaxLinear, Inc. (NYSE:MXL) is a leading provider of radio frequency (RF) and mixed-signal and high-performance analog integrated circuits for the connected home, wired and wireless infrastructure, and industrial and multi-market applications. MaxLinear is headquartered in Carlsbad, California. For more information, please visit www.maxlinear.com.
MXL is MaxLinear’s registered trademark. Other trademarks appearing herein are the property of their respective owners.
MaxLinear, Inc. Investor Relations Contact:
Gideon Massey
Investor Relations Specialist
Tel: 949-333-0056
gmassey@maxlinear.com

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016
Net revenue	$104,175	$88,841	$101,687
Cost of net revenue	53,071	35,917	38,774
Gross profit	51,104	52,924	62,913
Operating expenses:
Research and development	29,015	23,878	24,037
Selling, general and administrative	31,338	18,613	16,505
Restructuring charges	6,546	—	—
Total operating expenses	66,899	42,491	40,542
Income (loss) from operations	(15,795)	10,433	22,371
Interest income	64	195	167
Interest expense	(2,201)	—	—
Other income (expense), net	(618)	(144)	124
Total interest and other income (expense), net	(2,755)	51	291
Income (loss) before income taxes	(18,550)	10,484	22,662
Income tax provision (benefit)	(29,515)	2,021	78
Net income	$10,965	$8,463	$22,584
Net income per share:
Basic	$0.17	$0.13	$0.36
Diluted	$0.16	$0.12	$0.33
Shares used to compute net income per share:
Basic	65,889	65,238	63,470
Diluted	69,645	69,149	67,520

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Six Months Ended
	June 30, 2017	June 30, 2016
Net revenue	$193,016	$204,372
Cost of net revenue	88,988	80,289
Gross profit	104,028	124,083
Operating expenses:
Research and development	52,893	47,789
Selling, general and administrative	49,951	30,115
Restructuring charges	6,546	2,106
Total operating expenses	109,390	80,010
Income (loss) from operations	(5,362)	44,073
Interest income	259	337
Interest expense	(2,201)	—
Other expense, net	(762)	(74)
Total interest and other income (expense), net	(2,704)	263
Income (loss) before income taxes	(8,066)	44,336
Income tax provision (benefit)	(27,494)	1,071
Net income	$19,428	$43,265
Net income per share:
Basic	$0.30	$0.69
Diluted	$0.28	$0.64
Shares used to compute net income per share:
Basic	65,564	63,056
Diluted	69,398	67,110

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016
Operating Activities
Net income	$10,965	8,463	$22,584
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Amortization and depreciation	18,261	6,899	4,163
Provision for losses on accounts receivable	—	87	—
Amortization (accretion) of investment premiums (discount), net	(107)	47	(66)
Amortization of inventory step-up	5,635	—	336
Amortization of debt issuance costs	175	—	—
Stock-based compensation	11,628	5,474	5,102
Deferred income taxes	(53,297)	155	(100)
(Gain) loss on disposal of property and equipment	3	(88)	48
(Gain) loss on sale of available-for-sale securities	38	—	(50)
(Gain) loss on foreign currency	898	(216)	(170)
Excess tax benefits on stock-based awards	(2,376)	(914)	(3,549)
Change in fair value of contingent consideration	—	—	24
Changes in operating assets and liabilities:
Accounts receivable	(13,496)	(7,436)	(3,300)
Inventory	(2,289)	(5,102)	4,396
Prepaid expenses and other assets	4,385	825	1,611
Accounts payable, accrued expenses and other current liabilities	7,610	7,952	1,887
Accrued compensation	(1,664)	382	309
Deferred revenue and deferred profit	7,633	(307)	(725)
Accrued price protection liability	2,676	6,771	(173)
Other long-term liabilities	(3,768)	(320)	18
Net cash provided by (used in) operating activities (1)	(7,090)	22,672	32,345
Investing Activities
Purchases of property and equipment	(1,155)	(743)	(1,488)
Purchases of intangible assets	(5,205)	(120)	(390)
Cash used in acquisition, net of cash acquired	(473,304)	—	(21,000)
Purchases of available-for-sale securities	—	(30,577)	(9,504)
Maturities of available-for-sale securities	63,761	20,785	70,711
Net cash provided by (used in) investing activities	(415,903)	(10,655)	38,329
Financing Activities
Repurchases of common stock	—	(334)	—
Net proceeds from issuance of common stock	7,657	361	2,558
Minimum tax withholding paid on behalf of employees for restricted stock units	(3,496)	(4,903)	(2,501)
Proceeds from issuance of debt	416,846	—	—
Net cash provided by (used in) financing activities	421,007	(4,876)	57
Effect of exchange rate changes on cash and cash equivalents	839	1,201	11
Increase (decrease) in cash, cash equivalents and restricted cash	(1,147)	8,342	70,742
Cash, cash equivalents and restricted cash at beginning of period	91,238	82,896	76,840
Cash, cash equivalents and restricted cash at end of period	$90,091	$91,238	$147,582
_______________
(1) Net cash used in operating activities for the three months ended June 30, 2017 of $7.1 million includes the impact of payments of $18.0 million in assumed Exar pre-close liabilities and $7.6 million in aggregate transaction and cash restructuring costs.

MAXLINEAR, INC.
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended
	June 30, 2017	June 30, 2016
Operating Activities
Net income	$19,428	$43,265
Adjustments to reconcile net income to cash provided by operating activities:
Amortization and depreciation	25,160	9,935
Provision for losses on accounts receivable	87	—
Amortization (accretion) of investment premiums (discount), net	(60)	83
Amortization of inventory step-up	5,635	336
Amortization of debt issuance costs	175	—
Stock-based compensation	17,102	10,211
Deferred income taxes	(53,142)	133
(Gain) loss on disposal of property and equipment	(85)	48
(Gain) loss on sale of available-for-sale securities	38	(50)
(Gain) loss on foreign currency	682	(46)
Excess tax benefits on stock-based awards	(3,290)	(5,114)
Change in fair value of contingent consideration	—	110
Changes in operating assets and liabilities:
Accounts receivable	(20,932)	(1,941)
Inventory	(7,391)	7,418
Prepaid expenses and other assets	5,210	(805)
Accounts payable, accrued expenses and other current liabilities	15,562	4,967
Accrued compensation	(1,282)	3,540
Deferred revenue and deferred profit	7,326	1,732
Accrued price protection liability	9,447	(1,756)
Other long-term liabilities	(4,088)	(767)
Net cash provided by operating activities	15,582	71,299
Investing Activities
Purchases of property and equipment	(1,898)	(4,710)
Purchases of intangible assets	(5,325)	(390)
Cash used in acquisition, net of cash acquired	(473,304)	(21,000)
Purchases of available-for-sale securities	(30,577)	(47,277)
Maturities of available-for-sale securities	84,546	81,011
Net cash provided by (used in) investing activities	(426,558)	7,634
Financing Activities
Repurchases of common stock	(334)	(3)
Net proceeds from issuance of common stock	8,018	4,285
Minimum tax withholding paid on behalf of employees for restricted stock units	(8,399)	(3,593)
Proceeds from issuance of debt	416,846	—
Net cash provided by financing activities	416,131	689
Effect of exchange rate changes on cash and cash equivalents	2,040	4
Increase in cash, cash equivalents and restricted cash	7,195	79,626
Cash, cash equivalents and restricted cash at beginning of period	82,896	67,956
Cash, cash equivalents and restricted cash at end of period	$90,091	$147,582

MAXLINEAR, INC.
UNAUDITED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2017	March 31, 2017	June 30, 2016
Assets
Current assets:
Cash and cash equivalents(1)	$87,568	$89,121	$145,804
Short-term restricted cash(1)	615	615	—
Short-term investments, available-for-sale	—	63,637	28,899
Accounts receivable, net	82,695	57,836	44,340
Inventory	77,559	31,685	25,604
Prepaid expenses and other current assets	9,732	5,535	4,982
Total current assets	258,169	248,429	249,629
Long-term restricted cash(1)	1,908	1,502	1,778
Property and equipment, net	24,469	19,162	21,134
Long-term investments, available-for-sale	—	—	—
Intangible assets, net	353,524	99,679	60,675
Goodwill	238,838	75,673	56,714
Deferred tax assets	53,878	118	96
Other long-term assets	6,841	1,534	1,886
Total assets	$937,627	$446,097	$391,912

Liabilities and stockholders’ equity
Current liabilities	$110,197	$64,555	$55,620
Long-term debt	415,032	—	—
Other long-term liabilities	14,491	15,529	15,104
Total stockholders’ equity	397,907	366,013	321,188
Total liabilities and stockholders’ equity	$937,627	$446,097	$391,912
___________________________________________
(1) Certain reclassifications for cash restricted in connection with guarantees for certain office leases have been made to prior periods to conform to the current period presentation.

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(in thousands, except per share data)

	Three Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016
GAAP gross profit	$51,104	$52,924	$62,913
Stock-based compensation	79	59	51
Performance based equity	28	42	(165)
Amortization of inventory step-up	5,635	—	336
Amortization of purchased intangible assets	6,260	2,684	1,787
Depreciation of fixed asset step-up	112	—	—
Deferred profit eliminated in purchase price accounting	3,872	—	—
Non-GAAP gross profit	67,090	55,709	64,922

GAAP R&D expenses	29,015	23,878	24,037
Stock-based compensation	(4,011)	(3,493)	(3,136)
Incentive award compensation	—	—	(168)
Performance based equity	(1,055)	(954)	(1,555)
Amortization of purchased intangible assets	(97)	(96)	(148)
Depreciation of fixed asset step-up	(760)	—	—
Restricted merger proceeds and contingent consideration	—	—	(208)
Non-GAAP R&D expenses	23,092	19,335	18,822

GAAP SG&A expenses	31,338	18,613	16,505
Stock-based compensation	(3,024)	(1,922)	(1,696)
Incentive award compensation	—	—	(51)
Performance based equity	(482)	(578)	(787)
Amortization of purchased intangible assets	(8,262)	(1,881)	(662)
Depreciation of fixed asset step-up	(56)	—	—
Acquisition and integration costs	(5,609)	(3,394)	(1,338)
Restricted merger proceeds and contingent consideration	—	—	(24)
IP litigation costs, net	(125)	(105)	(197)
Non-GAAP SG&A expenses	13,780	10,733	11,750

GAAP restructuring expenses	6,546	—	—
Restructuring charges	(6,546)	—	—
Non-GAAP restructuring expenses	—	—	—

GAAP and non-GAAP interest and other income (expense), net	(2,755)	51	291

GAAP income (loss) before income taxes	(18,550)	10,484	22,662
Total non-GAAP adjustments	46,013	15,208	11,979
Non-GAAP income before income taxes	27,463	25,692	34,641

GAAP income tax provision (benefit)	(29,515)	2,021	78
Adjustment for non-cash tax benefits/expenses	32,300	510	670
Non-GAAP income tax provision	2,785	2,531	748

GAAP net income	10,965	8,463	22,584
Total non-GAAP adjustments before income taxes	46,013	15,208	11,979
Less: total tax adjustments	32,300	510	670
Non-GAAP net income	$24,678	$23,161	$33,893

Shares used in computing non-GAAP basic net income per share	65,889	65,238	63,470
Shares used in computing non-GAAP diluted net income per share	69,645	69,149	67,520
Non-GAAP basic net income per share	$0.37	$0.36	$0.53
Non-GAAP diluted net income per share	$0.35	$0.33	$0.50

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(in thousands, except per share data)

	Six Months Ended
	June 30, 2017	June 30, 2016
GAAP gross profit	$104,028	$124,083
Stock-based compensation	138	94
Performance based equity	70	(64)
Amortization of inventory step-up	5,635	336
Amortization of purchased intangible assets	8,944	3,369
Depreciation of fixed asset step-up	112	—
Deferred profit eliminated in purchase price accounting	3,872	—
Non-GAAP gross profit	122,799	127,818

GAAP R&D expenses	52,893	47,789
Stock-based compensation	(7,504)	(6,199)
Incentive award compensation	—	(384)
Performance based equity	(2,009)	(2,736)
Amortization of purchased intangible assets	(193)	(244)
Depreciation of fixed asset step-up	(760)	—
Restricted merger proceeds and contingent consideration	—	(416)
Non-GAAP R&D expenses	42,427	37,810

GAAP SG&A expenses	49,951	30,115
Stock-based compensation	(4,946)	(3,433)
Incentive award compensation	—	(101)
Performance based equity	(1,060)	(1,382)
Amortization of purchased intangible assets	(10,143)	(958)
Depreciation of fixed asset step-up	(56)	—
Acquisition and integration costs	(9,003)	(1,262)
Restricted merger proceeds and contingent consideration	—	(110)
IP litigation costs, net	(230)	(659)
Non-GAAP SG&A expenses	24,513	22,210

GAAP restructuring expenses	6,546	2,106
Restructuring charges	(6,546)	(2,106)
Non-GAAP restructuring expenses	—	—

GAAP and non-GAAP interest and other income (expense), net	(2,704)	263

GAAP income (loss) before income taxes	(8,066)	44,336
Total non-GAAP adjustments	61,221	23,725
Non-GAAP income before income taxes	53,155	68,061

GAAP income tax provision (benefit)	(27,494)	1,071
Adjustment for non-cash tax benefits/expenses	32,810	399
Non-GAAP income tax provision	5,316	1,470

GAAP net income	19,428	43,265
Total non-GAAP adjustments before income taxes	61,221	23,725
Less: total tax adjustments	32,810	399
Non-GAAP net income	$47,839	$66,591

Shares used in computing non-GAAP basic net income per share	65,564	63,056
Shares used in computing non-GAAP diluted net income per share	69,398	67,110
Non-GAAP basic net income per share	$0.73	$1.06
Non-GAAP diluted net income per share	$0.69	$0.99

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016
GAAP gross profit	49.1%	59.6%	61.9%
Stock-based compensation	0.1%	0.1%	0.1%
Performance based equity	—%	—%	(0.2)%
Amortization of inventory step-up	5.4%	—%	0.3%
Amortization of purchased intangible assets	6.0%	3.0%	1.8%
Depreciation of fixed asset step-up	0.1%	—%	—%
Deferred profit eliminated in purchase price accounting	3.7%	—%	—%
Non-GAAP gross profit	64.4%	62.7%	63.8%

GAAP R&D expenses	27.9%	26.9%	23.6%
Stock-based compensation	(3.9)%	(3.9)%	(3.1)%
Incentive award compensation	—%	—%	(0.2)%
Performance based equity	(1.0)%	(1.1)%	(1.5)%
Amortization of purchased intangible assets	(0.1)%	(0.1)%	(0.1)%
Depreciation of fixed asset step-up	(0.7)%	—%	—%
Restricted merger proceeds and contingent consideration	—%	—%	(0.2)%
Non-GAAP R&D expenses	22.2%	21.8%	18.5%

GAAP SG&A expenses	30.1%	21.0%	16.2%
Stock-based compensation	(2.9)%	(2.2)%	(1.7)%
Incentive award compensation	—%	—%	—%
Performance based equity	(0.5)%	(0.7)%	(0.8)%
Amortization of purchased intangible assets	(7.9)%	(2.1)%	(0.6)%
Depreciation of fixed asset step-up	(0.1)%	—%	—%
Acquisition and integration costs	(5.4)%	(3.8)%	(1.3)%
Restricted merger proceeds and contingent consideration	—%	—%	—%
IP litigation costs, net	(0.1)%	(0.1)%	(0.2)%
Non-GAAP SG&A expenses	13.2%	12.1%	11.6%

GAAP restructuring expenses	6.3%	—%	—%
Restructuring charges	(6.3)%	—%	—%
Non-GAAP restructuring expenses	—%	—%	—%

GAAP and non-GAAP interest and other income (expense), net	(2.6)%	0.1%	0.3%

GAAP income (loss) before income taxes	(17.8)%	11.8%	22.3%
Total non-GAAP adjustments before income taxes	44.1%	17.1%	11.8%
Non-GAAP income before income taxes	26.4%	28.9%	34.1%

GAAP income tax provision (benefit)	(28.3)%	2.3%	0.1%
Adjustment for non-cash tax benefits/expenses	30.9%	0.5%	0.7%
Non-GAAP income tax provision	2.7%	2.8%	0.8%

GAAP net income	10.5%	9.5%	22.2%
Total non-GAAP adjustments before income taxes	44.1%	17.1%	11.8%
Less: total tax adjustments	30.9%	0.5%	0.7%
Non-GAAP net income	23.7%	26.1%	33.3%

MAXLINEAR, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Six Months Ended
	June 30, 2017	June 30, 2016
GAAP gross profit	53.9%	60.7%
Stock-based compensation	0.1%	—%
Performance based equity	—%	—%
Amortization of inventory step-up	2.9%	0.2%
Amortization of purchased intangible assets	4.6%	1.6%
Depreciation of fixed asset step-up	0.1%	—%
Deferred profit eliminated in purchase price accounting	2.0%	—%
Non-GAAP gross profit	63.6%	62.5%

GAAP R&D expenses	27.4%	23.3%
Stock-based compensation	(3.9)%	(3.0)%
Incentive award compensation	—%	(0.2)%
Performance based equity	(1.0)%	(1.3)%
Amortization of purchased intangible assets	(0.1)%	(0.1)%
Depreciation of fixed asset step-up	(0.4)%	—%
Restricted merger proceeds and contingent consideration	—%	(0.2)%
Non-GAAP R&D expenses	22.0%	18.5%

GAAP SG&A expenses	25.9%	14.7%
Stock-based compensation	(2.6)%	(1.7)%
Performance based equity	(0.5)%	(0.7)%
Amortization of purchased intangible assets	(5.2)%	(0.4)%
Depreciation of fixed asset step-up	(0.1)%	—%
Acquisition and integration costs	(4.7)%	(0.6)%
Restricted merger proceeds and contingent consideration	—%	(0.1)%
IP litigation costs, net	(0.1)%	(0.3)%
Non-GAAP SG&A expenses	12.7%	10.9%

GAAP restructuring expenses	3.4%	1.0%
Restructuring charges	(3.4)%	(1.0)%
Non-GAAP restructuring expenses	—%	—%

GAAP and non-GAAP interest and other income (expense), net	(1.4)%	0.1%

GAAP income (loss) before income taxes	(4.2)%	21.7%
Total non-GAAP adjustments before income taxes	31.7%	11.6%
Non-GAAP income before income taxes	27.5%	33.3%

GAAP income tax provision (benefit)	(14.2)%	0.5%
Adjustment for non-cash tax benefits/expenses	16.9%	0.2%
Non-GAAP income tax provision	2.8%	0.7%

GAAP net income	10.0%	21.2%
Total non-GAAP adjustments before income taxes	31.7%	11.6%
Less: total tax adjustments	16.9%	0.2%
Non-GAAP net income	24.8%	32.6%